Exhibit 99.1

                 PROTECTION ONE RECEIVES SECOND BANK WAIVER

     CULVER CITY, Calif., October 29, 1999 -- Protection One, Inc. (NYSE:POI) today announced it has received an extension until December 3 on its waiver from its banks on its revolving credit facility.

     The company continues to work closely with the banks on an amendment to its revolving credit agreement.

     As of October 28, 1999, the company had approximately $215 million drawn under the revised facility with a limit of $250 million.

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     Protection One is one of the leading residential alarm companies in the
United States, provides monitoring and related security services to more than
1.6 million residential and commercial subscribers in North America and Europe. For more information about Protection One and its operating companies, visit us on the Internet at http://www.protectionone.com.

     Statements contained in this press release concerning statements of management's beliefs, goals and expectations are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Certain information in this release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor protections of that Act. Other risks and uncertainties are described in Protection One's 1998 Form 10-K/A filed with the Securities and Exchange Commission on April 14, 1999 and quarterly reports on Form 10-Q filed on May 17, 1999 and August 16, 1999. Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.